                                                                   EXHIBIT 99.4


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                               Greenbelt Division

---------------------------------------
                                       )
                                       )
In re                                  )
                                       )
CRIIMI MAE Inc., et al.,               )        Chapter 11
                                       )        Case Nos. 98-2-3115(DK)
         Debtors.                      )        through 98-2-3117(DK)
                                       )        (Jointly Administered)
                                       )
---------------------------------------

            PRAECIPE FILING FURTHER SUBSTITUTED PAGES TO THE DEBTORS'
                    SECOND AMENDED JOINT DISCLOSURE STATEMENT

                  In connection with the hearing on approval of the Debtors' Second Amended Joint Disclosure Statement (the "Disclosure Statement') held on April 25, 2000, CRIIMI MAE Inc. ("CMI"), CRIIMI MAE Holdings II, L.P. ("Holdings") and CRIIMI MAE Management, Inc. ("Management") (collectively, the "Debtors") and the Official Committee of Equity Security Holders of CMI (the "Equity Committee"), by and through their undersigned counsel, hereby file this Praecipe Filing Further Substituted Pages to the Debtors' Second Amended Joint Disclosure Statement.

                  Attached hereto as Exhibit 1 are further replacement pages to be substituted into the Disclosure Statement filed on April 25, 2000 as supplemented by the replacement pages filed herein by Praecipe on July 13, 2000. Approval of the Disclosure Statement including the replacement pages filed herewith and filed with the Praecipe previously filed on July 13, 2000 is hereby requested. To the extent of any overlap in changes, the replacement pages filed herewith shall control.

Dated: July 21, 2000

VENABLE, BAETJER AND                       AKIN, GUMP, STRAUSS,
     HOWARD, LLP                                    HAUER & FELD, L.L.P.

By:       /s/                              By:             /s/
   --------------------------                 -----------------------------
   Richard L. Wasserman                       Stanley J. Samorajczyk
   Federal Bar No. 02784                      Federal Bar No. 03113
   Carrie B. Weinfeld                         1333 New Hampshire Ave., NW
   Federal Bar No. 25365                      Washington, D.C.  20036
   1800 Mercantile Bank and Trust Building    (202) 887-4000
   Two Hopkins Plaza
   Baltimore, Maryland 21201                  Co-Counsel for CRIIMI MAE Inc.
   (410) 244-7400                             and CRIIMI MAE Holdings II, L.P.,
                                              Debtors-in-Possession

   Co-Counsel for CRIIMI MAE Inc.
   and CRIIMI MAE Holdings II, L.P.,
   Debtors-in-Possession

SHULMAN, ROGERS, GANDAL,                   COVINGTON & BURLING
    PORDY & ECKER, P.A.

By:       /s/                              By:             /s/
   --------------------------                 -----------------------------
   Morton A. Faller                           Michael St. Patrick Baxter
   Federal Bar No. 01488                      Federal Bar No. 09694
   11921 Rockville Pike                       Dennis B. Auerbach
   Third Floor                                Federal Bar No. 09290
   Rockville, MD 20852-2753                   1201 Pennsylvania Avenue, N.W.
   (301) 231-0928                             Washington, D.C. 20044
                                              (202) 662-6000

   Counsel for CRIIMI MAE
   Management, Inc.,                          Counsel for the Official Committee
   Debtor-in-Possession                       of Equity Security Holders of
                                              CRIIMI MAE Inc.

                        FURTHER SUBSTITUTED PAGES TO THE
               DEBTORS' SECOND AMENDED JOINT DISCLOSURE STATEMENT


                                    EXHIBIT 1
                                    _________

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE THIRD AMENDED JOINT PLAN OF REORGANIZATION OF CRIIMI MAE INC., CRIIMI MAE MANAGEMENT, INC. AND CRIIMI MAE HOLDINGS II, L.P. (COLLECTIVELY, THE "DEBTORS"). ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED BY THE DEBTORS UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS SECOND AMENDED JOINT DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT. IT IS THEREFORE NOTED AS "PROPOSED," WHICH NOTATION WILL BE REMOVED AFTER APPROVAL BY THE BANKRUPTCY COURT.

                        UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF MARYLAND
                              GREENBELT DIVISION
_____________________________
                             )
IN RE                        )        CHAPTER 11
                             )
CRIIMI MAE INC., ET AL.,  )
                             )        CASE NOS. 98-2-3115 THROUGH 98-2-3117 (DK)
         DEBTORS.            )       (JOINTLY ADMINISTERED)
                             )
_____________________________

               DEBTORS' SECOND AMENDED JOINT DISCLOSURE STATEMENT
               __________________________________________________
                                   [PROPOSED]

VENABLE, BAETJER AND HOWARD, LLP              AKIN, GUMP, STRAUSS, HAUER & FELD, LLP
Richard L. Wasserman                          Stanley J. Samorajczyk
Gregory A. Cross                              Michael S. Stamer
1800 Mercantile Bank &Trust Building          1333 New Hampshire Avenue, N.W.
Two Hopkins Plaza                             Washington, D.C. 20036
Baltimore, Maryland  21201                    (202) 887-4000
(410) 244-7400

Co-Counsel to CRIIMI MAE Inc. and
CRIIMI MAE Holdings II, L.P.

SHULMAN, ROGERS, GANDAL, PORDY & ECKER, P.A.  COVINGTON & BURLING
Morton A. Faller                              Michael St. Patrick Baxter
11921 Rockville Pike                          Dennis B. Auerbach
Third Floor                                   1201 Pennsylvania Avenue, N.W.
Rockville, MD 20852-2753                      Washington, D.C. 20044
(301) 231-0928                                (202) 662-6000

Counsel to CRIIMI MAE Management, Inc.        Counsel to the Official Committee of Equity
                                              Security Holders of CRIIMI MAE Inc.

Dated:  July ___, 2000

IMPORTANT: THIS SECOND AMENDED JOINT DISCLOSURE STATEMENT CONTAINS INFORMATION THAT MAY BEAR UPON YOUR DECISION TO ACCEPT OR REJECT THE DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION. PLEASE READ THIS DOCUMENT WITH CARE.

                                TABLE OF CONTENTS


PAGE

I.   INTRODUCTION .............................................................................................2

II.  PLAN SUMMARY AND KEY CONSIDERATIONS ......................................................................4
     A.  Plan Summary .........................................................................................5
     B.  Recommendation ......................................................................................17
     C.  Voting Instructions .................................................................................18

III.     GENERAL INFORMATION..................................................................................20
     A.  The Debtors and Chapter 11 Filing and Other Chapter 11 Events........................................21
     B.  Business.............................................................................................26
     C.  The Portfolio........................................................................................34
     D.  Legal Proceedings....................................................................................38
     E.  Selected Historical Consolidated Financial Data......................................................47
     F.  Management's Discussion and Analysis of Financial Condition and Results of Operations................49
     G.  Quantitative and Qualitative Disclosures About Market Risk...........................................62
     H.  Market and Trading Information.......................................................................64
     I.  Management...........................................................................................65

IV.      BUSINESS PLAN........................................................................................73

V.       PLAN OF REORGANIZATION ..............................................................................75
     A.  Overview of the Plan ................................................................................75
     B.  Treatment of Claims and Interests Under the Plan  ...................................................80
     C.  Confirmation and Effective Date Conditions ..........................................................90
     D.  The Reorganized Debtors .............................................................................91
     E.  Recapitalization Financing Including Issuance of New Securities......................................93
     F.  Sale of the CMBS Portfolio...........................................................................93
     G.  Affiliate Reorganization.............................................................................94
     H.  Potential New Equity Investment and Rights Offering .................................................94
     I.  Distributions Under the Plan ........................................................................97
     J.  General Information Concerning the Plan ............................................................100

VI.  CONFIRMATION AND CONSUMMATION PROCEDURES ...............................................................108
     A.  Solicitation of Acceptances ........................................................................108
     B.  Confirmation Hearing ...............................................................................108
     C.  Confirmation .......................................................................................109
     D.  Consummation .......................................................................................113
     E.  Conditions to Effective Date .......................................................................113

VII. CERTAIN RISK FACTORS....................................................................................113

VIII. CERTAIN FEDERAL INCOME TAX CONSIDERATIONS .............................................................122

IX.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN ..............................................127
     A.  Alternative Chapter 11 Plans .......................................................................127
     B.  Liquidation Under Chapter 7 ........................................................................127

X.   CONCLUSION AND RECOMMENDATION ..........................................................................127

EXHIBITS


PAGE

Exhibit A     Third Amended Joint Plan of Reorganization of CRIIMI MAE Inc., CRIIMI MAE
              Management, Inc. and CRIIMI MAE Holdings II, L.P. Under
              Chapter 11 of the Bankruptcy Code..............................................................A-1
Exhibit B     Unaudited Pro Forma Consolidated Financial Statements and
                   Projected Financial Information...........................................................B-1
Exhibit C     Liquidation Analysis ..........................................................................C-1
Exhibit D     CRIIMI MAE Financial Statements from Form 10-K for the Year Ended December 31, 1999............D-1
Exhibit E     Reorganized CMI Amended and Restated Articles of Incorporation.................................E-1
Exhibit F     Reorganized CMI Amended and Restated Bylaws....................................................F-1
Exhibit G     Reorganized CMI Second Amended and Restated Stock Option Plan for Key Employees................G-1
Exhibit H     Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000.............................H-1

A.    PLAN SUMMARY


         The Plan contemplates the payment in full of all of the Allowed Claims of CMI, CMM and Holdings primarily through recapitalization financing aggregating at least $857 million (the "Recapitalization Financing"). A significant portion of such Recapitalization Financing is expected to consist of debt financing from existing debtholders (the "New Debt") and the balance is expected to result from the sale of selected CMBS (the "CMBS Sale") and the Company's interest in CMO-IV (the "CMO-IV Sale"). In particular, CMI has agreed to restructure its secured debt with two of its largest creditors, Merrill Lynch Mortgage Capital Inc. ("Merrill") and German American Capital Corporation ("GACC"), in accordance with the term sheet attached as Exhibit 1 to the Plan (the "Merrill/GACC Term Sheet"). In addition, CMI has agreed with the Unsecured Creditors' Committee to restructure its unsecured debt including its Old Senior Notes in accordance with the term sheet attached as Exhibit 2 to the Plan (the "Unsecured Creditors' Term Sheet"). The Merrill/GACC and Unsecured Creditors restructurings set forth in Exhibits 1 and 2 to the Plan are the cornerstones of CMI's New Debt financing as it emerges from Chapter 11 under the Debtors' Plan. Although not required to fund the Plan, the Debtors may seek new equity capital from one or more investors to partially fund the Plan. Any such new equity will constitute Recapitalization Financing. See "PLAN OF REORGANIZATION" for a further discussion of potential new equity capital.


         The Plan provides for distributions to creditors as summarized below:

CLAIMS AGAINST AND INTERESTS IN CMI

---------- ------------------------------------------------- -------------------------------------------- ------------
CLASS      DESCRIPTION                                       TREATMENT                                    ESTIMATED
                                                                                                          RECOVERY
---------- ------------------------------------------------- -------------------------------------------- ------------
N/A        Administrative Claims (Unclassified)              Each Holder will be paid Cash equal to the   100%
                                                             amount of such Claim on the later of the
                                                             Effective Date or the day on which such
                                                             Claim becomes an Allowed Claim, unless (i)
                                                             the Holder and Reorganized CMI,
                                                             Reorganized CMM or Reorganized Holdings,
                                                             as the case may be, agree to other
                                                             treatment, or (ii) an order of the
                                                             Bankruptcy Court provides for other terms.
---------- ------------------------------------------------- -------------------------------------------- ------------
N/A        Priority Tax Claims (Unclassified)                Each Holder will receive, at the sole        100%
                                                             option of Reorganized CMI, Reorganized CMM
                                                             or Reorganized Holdings, as the case may
                                                             be, (i) Cash equal to the unpaid portion
                                                             of such Claim on the later of the
                                                             Effective Date and the date on which such
                                                             Claim becomes an Allowed Priority Tax
                                                             Claim, or (ii) equal quarterly Cash
                                                             payments in an aggregate amount equal to
                                                             such Claim, together with interest at a
                                                             fixed annual rate to be determined by the
                                                             Bankruptcy Court or otherwise agreed to by
                                                             Reorganized CMI, Reorganized CMM or
                                                             Reorganized Holdings, as the case may be,
                                                             and such Holder over a period through the
                                                             sixth anniversary of the date of
                                                             assessment of such Claim, or upon such
                                                             other terms determined by the Bankruptcy
                                                             Court.
---------- ------------------------------------------------- -------------------------------------------- ------------

---------- ------------------------------------------------- -------------------------------------------- ------------
CLASS      DESCRIPTION                                       TREATMENT                                    ESTIMATED
                                                                                                          RECOVERY
---------- ------------------------------------------------- -------------------------------------------- ------------
A1         Citicorp Secured Claims                           IMPAIRED.     The Holder of the Allowed      100%
                                                             Class A1 Claim will receive on the
                                                             Effective Date the treatment of its Allowed
                                                             Secured Claim set forth on Exhibit 4 to
                                                             the Plan, or such other treatment as may
                                                             be agreed to by CMI and the Holder. As set
                                                             forth in Exhibit 4 to the Plan, the
                                                             treatment set forth therein resolves all
                                                             Claims of the Holder of the Allowed Class
                                                             A1 Claim and the affiliates thereof
                                                             referenced in Exhibit 4, against each of
                                                             the Debtors, the Reorganized Debtors and
                                                             CRIIMI MAE Brick Church, Inc. Class A1 is
                                                             Impaired and, accordingly, the Holder of
                                                             such Claim will be entitled to vote on the
                                                             Plan.
---------- ------------------------------------------------- -------------------------------------------- ------------
A2         First Union Secured Claim                         IMPAIRED.     The Holder of the Allowed      100%
                                                             Class A2 Claim will receive on the
                                                             Effective Date payment in full in Cash of
---------- ------------------------------------------------- -------------------------------------------- ------------

---------- ------------------------------------------------- -------------------------------------------- ------------
A14        Series B Preferred Stock                          IMPAIRED.    Each Holder of an Allowed       100%
                                                             Class A14 Interest as of the Effective
                                                             Date will retain its Series B Preferred
                                                             Stock; provided that if the Holders of
                                                             Series B Preferred Stock as of the Voting
                                                             Record Date vote as a Class by the
                                                             requisite amount to accept the Plan, the
                                                             Articles Supplementary relating to the
                                                             Series B Preferred Stock will be deemed
                                                             amended (and, as amended, to be part of
                                                             the Reorganized CMI Amended and Restated
                                                             Articles of Incorporation) to permit the
                                                             payment of dividends on Series B Preferred
                                                             Stock, including accrued and unpaid
                                                             dividends, in CMI Common Stock or Cash (or
                                                             a combination thereof), at the election of
                                                             Reorganized CMI, with such payment of
                                                             dividends to be consistent with Exhibits 1
                                                             and 2 to the Plan.  It is contemplated
                                                             that such dividends will be paid in CMI
                                                             Common Stock.  See Exhibit 2 to the Plan
                                                             regarding limitations on cash dividends.
                                                             Holders of Series B Preferred Stock who
                                                             are not affiliates or "underwriters" may
                                                             publicly trade the CMI Common Stock
                                                             issued to them on the Effective Date as
                                                             payment for dividends accrued and payable.
                                                             Class A14 is Impaired and, accordingly, is
                                                             entitled to vote on the Plan.
---------- ------------------------------------------------- -------------------------------------------- ------------
A15        Series B Preferred Stock Securities Claims        UNIMPAIRED.     Each Holder (if any) of an   100%
                                                             Allowed Class A15 Claim will, if, as and
                                                             when any such Claim is Allowed by Final
                                                             Order, receive in full satisfaction of any
                                                             such Allowed Class A15 Claim its share of
                                                             any Insurance Proceeds applicable thereto
                                                             plus, if such Allowed Class A15 Claim (if
                                                             any) is not paid in full from such
                                                             Insurance Proceeds, CMI Common Stock in an
                                                             amount equal in value, as of the date of
                                                             issuance thereof, to the balance (if any)
                                                             of such Allowed Class A15 Claim, provided
                                                             that any such Claim not timely filed (and
                                                             in any event not filed before the
                                                             Confirmation Date) shall be released and
                                                             discharged under the Plan and Confirmation
                                                             Order.  Class A15 is Unimpaired and,
                                                             accordingly, is not entitled to vote on
                                                             the Plan.
---------- ------------------------------------------------- -------------------------------------------- ------------
A16        Former Series C Preferred Stock                   IMPAIRED.     Former Series C Preferred      100%
                                                             Stock has been exchanged for Series E
                                                             Preferred Stock and such Series E
---------- ------------------------------------------------- -------------------------------------------- ------------

---------- ------------------------------------------------- -------------------------------------------- ------------
                                                             thereof), at the election of Reorganized
                                                             CMI, with such payment of dividends to be
                                                             consistent with Exhibits 1 and 2 to the
                                                             Plan.  It is possible that such dividends
                                                             may be paid in CMI Common Stock.  See
                                                             Exhibit 2 to the Plan regarding
                                                             limitations on cash dividends.  Holders of
                                                             Series F Dividend Preferred Stock who are
                                                             not affiliates or "underwriters" may
                                                             publicly trade the CMI Common Stock
                                                             issued to them on the Effective Date
                                                             as payment for dividends accrued and
                                                             payable.  Class A20 is Impaired and,
                                                             accordingly, is entitled to vote on the
                                                             Plan.
---------- ------------------------------------------------- -------------------------------------------- ------------
A21        CMI Common Stock                                  IMPAIRED.     Each Holder of an Allowed      100%
                                                             Class A21 Interest as of the Effective
                                                             Date will retain its CMI Common Stock.
                                                             Class A21 is Impaired and, accordingly,
                                                             Holders of such Interests will be entitled
                                                             to vote on the Plan.
---------- ------------------------------------------------- -------------------------------------------- ------------
A22        Stock Options                                     UNIMPAIRED.      Each Holder of a Stock      100%
                                                             Option as of the Effective Date will
                                                             retain its Stock Option.  Class A22 is
                                                             Unimpaired and, accordingly, is not
                                                             entitled to vote on the Plan.
---------- ------------------------------------------------- -------------------------------------------- ------------
A23        CMI Common Stock Securities Claims                UNIMPAIRED.     All Holders (if any) of      100%
                                                             Allowed Class A23 Claims will receive in
                                                             full satisfaction of any such Allowed
                                                             Class A23 Claims their share of any
                                                             Insurance Proceeds applicable thereto
                                                             plus, if such Allowed Class A23 Claims (if
                                                             any) are not paid in full from such
                                                             Insurance Proceeds, CMI Common Stock in an
                                                             amount equal in value, as of the date of
                                                             issuance thereof, to the balance (if any)
                                                             of such Allowed Class A23 Claims.  Class
                                                             A23 is Unimpaired and, accordingly, is not
                                                             entitled to vote on the Plan.
---------- ------------------------------------------------- -------------------------------------------- ------------



CLAIMS AGAINST AND INTERESTS IN CMM

---------- ------------------------------------------------- -------------------------------------------- ------------
CLASS      DESCRIPTION                                       TREATMENT                                    ESTIMATED
                                                                                                          RECOVERY
---------- ------------------------------------------------- -------------------------------------------- ------------


---------- ------------------------------------------------- -------------------------------------------- ------------
C1         Citicorp Secured Claims                           IMPAIRED.     Each Holder (if any) of        100%
                                                             any remaining Allowed Class C1 Claim
                                                             (if any) shall be included in and
                                                             satisfied as part of the treatment of the
                                                             Holder of the Allowed Class A1 Claim as
                                                             set forth on Exhibit 4 to the Plan.
                                                             Class C1 is Impaired and, accordingly, the
                                                             Holder of such Claim (if any) will be
                                                             entitled to vote on the Plan.
---------- ------------------------------------------------- -------------------------------------------- ------------
C2         Other Secured Claims                              IMPAIRED.     Each Holder (if any) of an     100%
                                                             Allowed Class C2 Claim will receive on the
                                                             Effective Date either (i) payment in full
                                                             in Cash of such Claim with interest on the
                                                             principal balance of any such Allowed
                                                             Claim calculated at the Plan Rate; (ii) if
                                                             Holdings so elects, the collateral
                                                             securing the Allowed Class C2 Claim (if
                                                             any) in full satisfaction of such Claim;
                                                             or (iii) such other treatment as may be
                                                             agreed to by Holdings and the Holder(s)
                                                             (if any) of Allowed Class C2 Claim(s).
                                                             Class C2 is Impaired and, accordingly,
                                                             Holders of such Claims will be entitled to
                                                             vote on the Plan.
---------- ------------------------------------------------- -------------------------------------------- ------------
C3         Priority Claims                                   UNIMPAIRED.     Each Holder of an Allowed    100%
                                                             Class C3 Claim will receive on the
                                                             Effective Date payment in full in Cash of
                                                             such Claim including Plan Interest
                                                             thereon. Class C3 is Unimpaired and,
                                                             accordingly, is not entitled to vote on
                                                             the Plan.
---------- ------------------------------------------------- -------------------------------------------- ------------
C4         Guarantee Claims                                  UNIMPAIRED.     Each Holder (if any) of an   100%
                                                             Allowed Class C4 Claim will receive if, as
                                                             and when any such Claim is allowed by
                                                             Final Order payment in Cash in full
                                                             including Plan Interest thereon if, and
                                                             only to the extent not fully treated with
                                                             respect to such Holder's underlying
                                                             Allowed Claim under the Plan treatment for
                                                             Claims against CMI or CMM, as the case may
                                                             be. Class C4 is Unimpaired and,
                                                             accordingly, is not entitled to vote on
                                                             the Plan.
---------- ------------------------------------------------- -------------------------------------------- ------------

Debtors with the Bankruptcy Court or if a claim is listed as disputed, contingent or unliquidated, the claimant must file a proof of claim with the Bankruptcy Court by the Bar Date or the Government Unit Bar Date, as applicable, or the claimant may not be able to recover on its claim against the Debtors' Chapter 11 estates.

         Over 850 claims with a face amount of nearly $2.5 billion have been filed in these cases, including approximately $355 million in unsecured claims and approximately $2.2 billion in secured claims. Many of these claims are duplicate claims filed by the same creditors in each of the three cases. The Debtors scheduled liabilities of approximately $1.18 billion. The Debtors have devoted substantial effort to reducing the total amount of allowed claims. In connection with an extensive claims analysis they have: (a) established a detailed database; (b) prepared objections to claims; and (c) undertaken extensive negotiations with creditors regarding reduction or withdrawal of claims.

         These efforts have resulted in the disallowance, withdrawal, agreement to withdraw or other resolution of approximately $1.25 billion in claims to date. This process has led to the resolution of almost all employee, real and personal property lease rejection, broker and borrower claims. Except as set forth below, CMI anticipates only a few remaining claims disputes in these areas.

         Three large disputed claims remain unresolved: (a) the claim of Andrew
N. Friedman on behalf of a class of shareholders in the amount of $100 million ("Claim Number 330"); (2) the claim of the Capital Corporation of America, LLC for approximately $18 million (the "CCA Claim"); and (3) the claim of GP Properties Group, Inc., for approximately $882,000 (the "GP Properties Claim"). The Debtors believe they have substantial defenses to each of the disputed claims and that the ultimate allowed amount of these claims, if any, will be insignificant, although there can be no assurance of the outcome.


         Claim Number 330 relates to shareholder litigation against CMI's officers and directors. On March 20, 2000, CMI moved to withdraw reference of the litigation relating to Claim Number 330 to the United States District Court for the District of Maryland, and on March 30, 2000, CMI filed an objection to Claim Number 330. On April 27, 2000, the District Court withdrew the reference of the contested matter relating to Claim Number 330, and on July 19, 2000, the District Court entered a consent order disallowing Claim Number 330 with prejudice. The shareholder litigation was dismissed on March 30, 2000 by the District Court. See "GENERAL INFORMATION - Legal Proceedings - Shareholder Litigation" for background information related to the shareholder litigation. The dismissal of the shareholder litigation was appealed by the plaintiffs on May 1, 2000. On July 10, 2000, the United States Court of Appeals for the Fourth Circuit dismissed the appeal by agreement of the parties.


         The CCA Claim relates to an August 14, 1998 letter of intent between CMI and CCA for the purchase of subordinated CMBS. The letter of intent included financing and due diligence contingencies. CMI's position is that neither of these contingencies was fulfilled. After preliminary due diligence, CMI expressed concern regarding the quality of the mortgage loans underlying the CMBS. CMI's further due diligence confirmed this preliminary view, and CMI exercised its right not to go forward with the purchase because of its due diligence concerns. CCA refused to withdraw its claim, and on August 31, 1999, CMI filed an objection to the CCA Claim. The CCA Claim was filed for an amount in excess of $17 million on February 11, 1999. On October 9, 1999, CCA responded to the objection. By letter dated January 7, 2000, CCA indicated that the amount of its claim was $18.8 million. The matter is now pending before the Bankruptcy Court. On March 27, 2000, CCA filed a motion with the Bankruptcy Court revising the amount of its claim to $18.2 million. Litigation is continuing with respect to the CCA claims and CMI's objection thereto.


         The GP Properties Claim relates to CMI's loan origination program. In August and September 1998, CMI and GP Properties were involved in the preliminary loan application process. These preliminary steps did not give rise to a loan commitment. On October 7, 1998, GP Properties advised CMI that it closed on alternative lending. GP Properties refused CMI's request that it withdraw its claim, and on October 26, 1999, CMI objected to the GP Properties Claim. GP Properties did not respond to the objection on or prior to the objection deadline. On May 9, 2000, the Bankruptcy Court entered an order disallowing and expunging the GP Properties Claim.

         The Debtors have been asked by the Unsecured Creditors' Committee to make reference to the Objection filed by the Unsecured Creditors' Committee to the $10 million proof of claim filed by the CMM Creditors' Committee against CMI. The CMM Creditors' Committee is vigorously defending the objection. The Debtors believe that if the Plan is confirmed including the treatment of the CMM creditors in Class B5 as provided therein, the claim filed by the CMM Creditors' Committee and the objection thereto filed by the Unsecured Creditors' Committee will thereby be resolved.

         The Debtors estimate the principal amount of allowed unsecured claims will be approximately $195 million and allowed secured claims will be approximately $760 million, subject to agreed sales of certain collateral.

APPOINTMENT OF SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF CMI

         In May 1999, a Special Reorganization Committee of the Board of Directors of CMI (the "Committee") was established to evaluate proposals received from major financial institutions for private equity investments that would be part of a plan of reorganization. The Committee, composed of the Company's four outside directors, was also assigned the responsibility of overseeing the ongoing development of the entire plan of reorganization under which the Company could emerge from Chapter 11. Robert E. Woods was appointed Lead Director of the Committee. Mr. Woods is Managing Director and head of loan syndications for the Americas at Societe Generale. Prior to that, he was Managing Director and head of the Real Estate Capital Markets and Mortgage-Backed Securities Division of Citicorp.

PAYMENT OF NON-CASH DIVIDEND TO COMMON SHAREHOLDERS

         On September 14, 1999, the Company declared a dividend to common shareholders of approximately 1.61 million shares of a new series of junior preferred stock (the "junior preferred stock" or "Series F Preferred Stock") with a face value of $10 per share. The Company paid the junior preferred stock dividend on November 5, 1999. Dividends are payable, in cash, when and if declared, at a rate of 12% per annum, with the first dividend payable no earlier than the end of the calendar quarter in which the Plan becomes effective, and thereafter not more than quarterly, as determined by the Board of Directors of CMI (the "Board of Directors" or "Board"). See "PLAN OF REORGANIZATION" and Exhibit C (Series F Preferred Stock Articles) to Exhibit E to this Disclosure Statement regarding amended dividend treatment contemplated by the Plan. See "BUSINESS -- Effect of Chapter 11 Filing on REIT Status and Other Tax Matters -- The Company's 1998 Taxable Income."

EXCHANGE OF SERIES D PREFERRED STOCK FOR SERIES E PREFERRED STOCK

         Prior to July 31, 2000, it is anticipated that 100,000 shares of Series D Preferred Stock (representing all outstanding shares of Series D Preferred Stock) will be exchanged for 100,000 shares of Series E Preferred Stock. The principal purpose of such exchange will be to effect an extension of the July 31, 2000 mandatory conversion date, upon which the Series D Preferred Stock will convert into common stock. The relative rights and preferences of the Series E Preferred Stock differ from those of the Series D Preferred Stock in certain material respects relating primarily to dividend and conversion matters. See Exhibit B (Series E Preferred Stock Articles) to Exhibit E to this Disclosure Statement.

EMPLOYMENT AGREEMENT EXTENSIONS


         The Company's employment agreements with Messrs. Dockser and Willoughby expired on June 30, 2000. Subject to Bankruptcy Court approval, the Company approved an extension of such employment agreements until the earlier of the Effective Date of the Plan or February 1, 2001, with such extensions to be effective as of June 29, 2000. A motion seeking Bankruptcy Court approval of the foregoing was filed with the Court on July 11, 2000, and the Court by order entered on July 18, 2000 granted the motion.

commencement or continuation of judicial, administrative or other actions or proceedings against the Debtors that were or could have been commenced prior to the commencement of the Chapter 11 Cases; (ii) the enforcement against the Debtors or their property of any judgments obtained prior to the commencement of the Chapter 11 Cases; (iii) the taking of any action to obtain possession of property of the Debtors or to exercise control over such property; (iv) the creation, perfection or enforcement of any lien against the property of the bankruptcy estates of the Debtors; (v) any act to create, perfect or enforce against the property of the Debtors any lien that secures a claim that arose prior to the commencement of the Chapter 11 Cases; (vi) the taking of any action to collect, assess or recover claims against the Debtors that arose before the commencement of the Chapter 11 Cases; (vii) the set-off of any debt owing to the Debtors that arose prior to the commencement of the Chapter 11 Cases against any claim against the Debtors; or (viii) the commencement or continuation of a proceeding before the United States Tax Court concerning the Debtors. Any entity may apply to the Bankruptcy Court, upon appropriate showing of cause, for relief from the automatic stay.

         As noted above, the Debtors are authorized to manage their respective properties and operate their respective businesses pursuant to the Bankruptcy Code. During the course of the Chapter 11 Cases, the Debtors will be subject to the jurisdiction and supervision of the Bankruptcy Court. The United States Trustee has appointed (i) the Unsecured Creditors' Committee, (ii) the CMM Creditors' Committee and (iii) the CMI Equity Committee (collectively, the "Committees"). The Committees are expected to participate in the formulation of the plans of reorganization for the respective Debtors. The Debtors are required to pay certain expenses of the Committees, including professional fees, to the extent allowed by the Bankruptcy Court.

         Under the Bankruptcy Code, for 120 days following the Petition Date, only the debtor-in-possession has the right to propose and file a plan of reorganization with the Bankruptcy Court. If a debtor-in-possession files a plan of reorganization during this exclusivity period, no other party may file a plan of reorganization until 180 days following the Petition Date, during which period the debtor-in-possession has the exclusive right to solicit acceptances of the plan. If a debtor-in-possession fails to file a plan during the exclusivity period or such additional exclusivity period as may be ordered by the Bankruptcy Court or, after such plan has been filed, fails to obtain acceptance of such plan from impaired classes of creditors and equity security holders during the exclusive solicitation period, any party in interest, including a creditors' committee, an equity security holders' committee, a creditor or an equity security holder may file a plan of reorganization for such debtor. Additionally, if the Bankruptcy Court were to appoint a trustee, the exclusivity period, if not previously terminated, would terminate.


         The Debtors' initial exclusivity period to file a plan of reorganization ended on February 2, 1999. The Bankruptcy Court extended this period through August 2, 1999 and again through September 10, 1999. The Debtors sought a third extension of exclusivity through November 10, 1999 and on September 20, 1999, the Bankruptcy Court entered an order (i) extending the Debtors' right to file a plan of reorganization through October 16, 1999, (ii) providing the Unsecured Creditors' Committee and the CMI Equity Committee the right to jointly file a plan of reorganization through October 16, 1999 and
(iii) providing that any party in interest may file a plan of reorganization after October 16, 1999. The Debtors filed (i) a Joint Plan of Reorganization on September 22, 1999, (ii) an Amended Joint Plan of Reorganization and proposed Joint Disclosure Statement on December 23, 1999, (iii) a Second Amended Joint Plan of Reorganization and proposed Amended Joint Disclosure Statement on March 31, 2000, and (iv) a Third Amended Joint Plan of Reorganization and proposed Second Amended Joint Disclosure Statement with respect thereto on April 25, 2000, with amendments thereto filed on July 13, 14 and 21, 2000. As noted above, the Debtors' Third Amended Joint Plan of Reorganization is fully supported by the CMI Equity Committee, which is a co-proponent of the Plan.


         On December 20, 1999, the Unsecured Creditors' Committee filed its own plan of reorganization and proposed disclosure statement with the Bankruptcy Court. On January 11, 2000 and February 11, 2000, the Unsecured Creditors' Committee filed its first and second amended plan of reorganization, respectively, with the Bankruptcy Court and its amended proposed disclosure statements with respect thereto. However, as a result of the successful negotiations of the treatment of the unsecured creditors of CMI in Classes A9 and A10 as set forth in Exhibit 2 to the Plan, the Unsecured Creditors' Committee is now supporting confirmation of the Debtors' Plan and has asked the Bankruptcy Court to defer consideration of its plan pending approval of the Debtors' Plan and the completion of mutually acceptable final documentation. Accordingly, the Debtors, the CMI Equity Committee and the Unsecured Creditors' Committee are together presenting the Debtors' Plan for approval by all Holders of Claims and Interests in Impaired Classes.

         The Company's post-bankruptcy business strategy is designed to capitalize on its core strengths in real estate and mortgage finance. The key components of the Company's business strategy are initially, upon emergence from Chapter 11, the continued ownership and management of the Company's remaining portfolio of mortgage-related assets, the continuation and, as appropriate, expansion of its servicing business, the reduction of outstanding indebtedness consistent with the terms agreed to with Merrill and GACC and the Unsecured Creditors' Committee as set forth in the Plan, and to invest and trade in CMBS and other mortgage-related assets. See "CERTAIN RISK FACTORS -- Risks Associated With Trader Election." At such time as market conditions permit and provided that the Company is able to access external capital (if and as necessary) through the capital markets on terms acceptable to the Company (with the use of such capital to be subject to and consistent with the terms agreed to with Merrill and GACC and the Unsecured Creditors' Committee, as set forth in the
Plan), the Company intends to resume the acquisition of Subordinated CMBS and the origination and securitization of commercial mortgage loans. See "PLAN OF REORGANIZATION -- The Reorganized Debtors -- Business of Reorganized Debtors" and "CERTAIN RISK FACTORS."


         MANAGEMENT OF EXISTING PORTFOLIO AND CONTINUATION OF SERVICING BUSINESS. The Company will continue to own and manage, through its servicing affiliate CMSLP, a large portfolio of mortgage-related assets. On a proforma basis, giving effect to the reorganization, including the assumed sale of $702 million (face amount) of CMBS, the Company's September 30, 2000 GAAP balance sheet would include approximately $2.0 billion (face amount) of CMBS and insured mortgage securities that were securitized by the Company. The Company will continue to actively monitor and manage the credit risks and performance of its portfolio in an effort to maximize returns.


         Following the reorganization and rating agency approval, the Company expects to exercise its right, as owner of the controlling bond class, to re-name CMSLP as special servicer for transactions in its portfolio currently being specially-serviced by ORIX with CMSLP serving as their special sub-servicer. In addition, the Company intends for CMSLP to pursue direct, master and special servicing assignments, as well as expand its fee-based services for a variety of participants in the mortgage and asset finance arenas.

         ACCESS TO CAPITAL. The Company intends to internally generate capital from operating and investing activities and expected reductions in REIT distribution requirements to shareholders due to expected net operating losses for tax purposes. Such capital will be used (subject to and consistent with the terms agreed to with Merrill and GACC and the Unsecured Creditors' Committee) in order to fund the initial key components of its business plan referenced above.

         In order to fund the resumption of CMBS acquisitions and loan originations and securitizations, discussed in more detail below, the business plan contemplates that the Company will be required to access the capital markets (with the use of such capital to be subject to and consistent with the terms agreed to with Merrill and GACC and the Unsecured Creditors' Committee, as set forth in the Plan) through public or private issuances of equity and/or debt securities and/or through secured or unsecured credit facilities. In addition, it is contemplated that the Company would continue to use long-term, fixed rate debt refinancings, short-term borrowing agreements (but to a lesser extent than utilized prior to the Chapter 11 filing and in accordance with the terms agreed to with Merrill and GACC and the Unsecured Creditors' Committee) and other borrowings to fund a portion of any mortgage asset acquisitions.

         RESUMPTION OF SUBORDINATED CMBS ACQUISITIONS. Prior to the Chapter 11 filing, the Company had historically been a leading purchaser of Subordinated CMBS. The Company believes that its servicing and underwriting capabilities are competitive advantages that allow the Company to compete against other investors who may have greater access to capital (or the ability to obtain capital at a lower cost) for the acquisition of Subordinated CMBS. The Company's ability to resume the acquisition of Subordinated CMBS will depend upon, among other matters, market conditions and the Company's ability to access capital to fund such acquisitions. The Company has not at this time arranged for any post-reorganization financing for the acquisition of Subordinated CMBS and there can be no assurance that the Company will be able to obtain any such acquisition financing or that if acquisition financing is available it will be on favorable terms.

         RESUMPTION OF LOAN ORIGINATIONS AND SECURITIZATIONS. The Company's ability to resume mortgage loan originations, principally through mortgage loan conduit programs with major financial institutions for the primary purpose of pooling such loans for securitization, will depend upon, among other matters, market conditions, the

Class C7 - Interests in Holdings      Class C7 consists of all Allowed Interests
                                      in Holdings of CMI and CMSLP.

         Except for Disputed Claims, distributions will be made on the Effective Date or as soon as practicable thereafter. See "PLAN OF REORGANIZATION -- Distributions Under the Plan" for a discussion of Plan provisions that may affect the timing of distributions under the Plan. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Section VI.B of the Plan (relating to timing and calculation of amounts to be distributed under the Plan) and Section VI.H of the Plan (relating to distributions on account of Disputed Claims once they are allowed). See "PLAN OF REORGANIZATION -- Distributions Under the Plan -- Timing and Methods of Distribution."

         The treatment of Claims and Interests described below is subject to the Plan provisions described in Section IV of the Plan.

B.    TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

DESCRIPTION OF CLAIMS AND INTERESTS

         ADMINISTRATIVE CLAIMS. Subject to certain additional requirements for professionals and certain other entities, each Holder of an Allowed Administrative Claim will receive on account of its Administrative Claim and in full satisfaction thereof, Cash equal to the amount of such Allowed Administrative Claim on, as soon as practicable after, the later of the Effective Date and the day on which such Claim becomes an Allowed Claim, unless the Holder and the Debtors or the Reorganized Debtors agree or will have agreed to other treatment of such Claim, or an order of the Bankruptcy Court provides for other terms; provided, that if incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to the Plan (including Administrative Claims of governmental units for taxes), an Allowed Administrative Claim will be assumed on the Effective Date and paid, performed or settled by the Reorganized Company when due in accordance with the terms and conditions of the particular agreement(s) governing the obligation in the absence of the Reorganization Cases. In addition, on or before the Effective Date, all fees payable pursuant to 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid in Cash equal to the amount of such Administrative Claim.

          PRIORITY TAX CLAIMS. Unless otherwise agreed to by the Debtors or the Reorganized Debtors and the Holder of a Priority Tax Claim, each Holder of an Allowed Priority Tax Claim will receive, at the sole option of the Reorganized Debtors (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim on the later of the Effective Date and the date on which such Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (ii) equal quarterly Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate to be determined by the Bankruptcy Court or otherwise agreed to by the Reorganized Debtors and such Holder, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

         The Debtors are not currently in a position to determine the amount of Administrative Claims, Priority Tax Claims and other Priority Claims for which they will be liable as of the Effective Date. However, solely for purposes of preparing the projections set forth in Exhibit B hereto and estimating recoveries for creditors under the Plan, they have estimated that the aggregate amount of such Claims may approximate up to $15 million.

TREATMENT OF CLAIMS AGAINST AND INTERESTS IN CMI

         1.       Class A1 (Citicorp Secured Claims).


         The Holder of the Allowed Class A1 Claim will receive on the Effective Date the treatment of its Allowed Secured Claim set forth on Exhibit 4 to the Plan, or such other treatment as may be agreed to by CMI and the Holder of the Allowed Class A1 Claim. As set forth in Exhibit 4, the treatment set forth therein resolves all Claims of Salomon Smith Barney Inc.,

         Citicorp Real Estate, Inc., Citicorp Securities, Inc. and Citicorp North America, Inc. against each of the Debtors, the Reorganized Debtors and CRIIMI MAE Brick Church, Inc.

         The Debtors expect that there will be $0 of Allowed Class A1 Claims against the Debtors as of the Effective Date after giving effect to the reorganization provisions of the Plan including payments to be made on the Effective Date.


         2.       Class A2 (First Union Secured Claim).

         The Holder of the Allowed Class A2 Claim will receive on the Effective Date payment in full in Cash of any remaining balance of the Allowed Class A2 Claim with interest on the principal balance of such Allowed Claim calculated at the Plan Rate.

         The Debtors expect that there will be less than $240,000 of Allowed Class A2 Claims against the Debtors as of the Effective Date after giving effect to the reorganization provisions of the Plan including payments to be made on the Effective Date.

         3.       Class A3 (GACC Secured Claim).

         The Holder of the Allowed Class A3 Claim will receive on the Effective Date the treatment of its Allowed Secured Claim set forth on Exhibit 1 to the Plan, or such other treatment as may be agreed to by CMI and the Holder.

         The Debtors expect that there will be approximately $87 million of Allowed Class A3 Claims against the Debtors as of the Effective Date after giving effect to the reorganization provisions of the Plan including payments to be made on the Effective Date.

         4.       Class A4 (Lehman Secured Claim).

         The Holder of the Allowed Class A4 Claim will receive on the Effective Date payment in full in Cash of any remaining balance of the Allowed Class A4 Claim with interest on the principal balance of such Allowed Claim calculated at the Plan Rate.

         The Debtors expect that there will be $ 0 of Allowed Class A11 Claims against the Debtors as of the Effective Date.

         12.      Class A12 (Freddie Mac Claims).

         CMI's obligation under the Freddie Mac Agreement shall be deemed reaffirmed on the Effective Date, and the Claims of Freddie Mac numbered 335 and 497 on the July 2, 1999 claims register, each in the amount of $230,448,487.24, shall be deemed withdrawn and thereby disallowed as of the Effective Date.

         The Debtors expect that there will be $ 0 of Allowed Class A12 Claims against the Debtors as of the Effective Date.

         13.      Class A13 (Intercompany Claims).

         Holders of Allowed Class A13 Claims will not receive any payment under the Plan on account of such Claims.

         14.      Class A14 (Series B Preferred Stock).


         Each Holder of Series B Preferred Stock as of the Effective Date will retain its Series B Preferred Stock; provided that if the Holders of Series B Preferred Stock as of the Voting Record Date vote as a Class by the requisite amount to accept the Plan, the Articles Supplementary relating to the Series B Preferred Stock will be deemed amended (and, as amended, to be part of the Reorganized CMI Amended and Restated Articles of Incorporation) to permit the payment of dividends on Series B Preferred Stock, including accrued and unpaid dividends, in CMI Common Stock or Cash (or a combination thereof), at the election of Reorganized CMI, with such payment of dividends to be consistent with Exhibits 1 and 2 to the Plan. It is contemplated that such dividends will be paid in CMI Common Stock. See Exhibit 2 to the Plan regarding limitations on cash dividends. Holders of Series B Preferred Stock who are not affiliates or "underwriters" may publicly trade the CMI Common Stock issued to them on the Effective Date as payment for dividends accrued and payable.


         The Debtors expect that there will be approximately $39.9 million of Allowed Class A14 Interests in the Debtors as of the Effective Date after giving effect to the reorganization provisions of the Plan (assuming that the accrued and unpaid dividends are paid in CMI Common Stock).

         15. Class A15 (Series B Preferred Stock Securities Claims).

         Each Holder (if any) of an Allowed Class A15 Claim will, if, as and when any such Claim is Allowed by Final Order, receive in full satisfaction of any such Allowed Class A15 Claim its share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A15 Claim (if any) is not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A15 Claim, provided that any such Claim not timely filed (and in any event not filed before the Confirmation Date) shall be released and discharged under the Plan and Confirmation Order.

         The Debtors expect that there will be $ 0 of Allowed Class A15 Claims against the Debtors as of the Effective Date.

         16. Class A16 (Former Series C Preferred Stock).

         Former Series C Preferred Stock has been exchanged for Series E Preferred Stock. Each Holder of Series E Preferred Stock as of the Distribution Record Date shall retain its Series E Preferred Stock and such Series E Preferred Stock shall have the terms, rights and preferences summarized in
Exhibit 3 to the Plan and as set forth in the Articles Supplementary relating to the Series E Preferred Stock, as such Articles Supplementary shall be amended as of the Effective Date, expected to be substantially in the form of Exhibit B (Series E Preferred Stock Articles) to Exhibit E (Reorganized CMI Amended and Restated Articles of Incorporation) to the Disclosure Statement. All accrued and past due dividends from February 23, 2000 through the Effective Date on Series E Preferred Stock will be paid on the Effective Date in CMI Common Stock. All other accrued and past due dividends on Former Series C Preferred Stock (prior to February 23, 2000) shall be paid on the Effective Date in CMI

Restated Articles of Incorporation) to permit the payment of dividends on Series F Dividend Preferred Stock, including any accrued and unpaid dividends, in CMI Common Stock or Cash (or a combination thereof), at the election of Reorganized CMI, with such payment of dividends to be consistent with Exhibits 1 and 2 to the Plan. It is possible that such dividends may be paid in CMI Common Stock. See Exhibit 2 to the Plan regarding limitations on cash dividends. Holders of Series F Dividend Preferred Stock who are not affiliates or "underwriters" may publicly trade the CMI Common Stock issued to them on the Effective
Date as payment for dividends accrued and payable.


                  The Debtors expect that there will be approximately $6.5 million of Allowed Class A20 Interests in the Debtors as of the Effective Date after giving effect to the reorganization provisions of the Plan (assuming that the accrued and unpaid dividends are paid in CMI Common Stock).

         21. Class A21 (CMI Common Stock).

         Each Holder of an Allowed Class A21 Interest as of the Effective Date will retain its CMI Common Stock.

         22. Class A22 (Stock Options).

         Each Holder of a Stock Option as of the Effective Date will retain its Stock Option.

         23. Class A23 (CMI Common Stock Securities Claims).

         All Holders (if any) of Allowed Class A23 Claims will receive in full satisfaction of any such Allowed Class A23 Claims their share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A23 Claims (if any) are not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A23 Claims.

         The Debtors expect that there will be $ 0 of Allowed Class A23 Claims against the Debtors as of the Effective Date.

TREATMENT OF CLAIMS AGAINST AND INTERESTS IN CMM

         1.       Class B1 (First Union Secured Claims).

         The Holder of the Allowed Class B1 Claim will receive on the Effective Date payment in full in Cash of any remaining balance of the Allowed Class B1 Claims with interest on the principal balance of such Allowed Claim calculated at the Plan Rate.

         The Debtors expect that there will be $ 0 of Allowed Class B1 Claims against the Debtors as of the Effective Date after giving effect to the reorganization provisions of the Plan including payments to be made on the Effective Date.

         2.       Class B2 (Other Secured Claims).

         Each Holder (if any) of an Allowed Class B2 Claim will receive on the Effective Date either (i) payment in full in Cash of the Allowed Class B2 Claims with interest on the principal balance of any such Allowed Claim calculated at the Plan Rate; (ii) if CMM so elects, the collateral securing the Allowed Class B2 Claims (if any) in full satisfaction of such Claims; or (iii) such other treatment as may be agreed to by CMM and the Holder(s) (if any) of Allowed Class B2 Claims.

         The Debtors expect that there will be $ 0 of Allowed Class B2 Claims against the Debtors as of the Effective Date.

         3.       Class B3 (Priority Claims).

         Each Holder of an Allowed Class B3 Claim will receive on the Effective Date payment in full in Cash of the Allowed Class B3 Claims including Plan Interest thereon.

         The Debtors expect that there will be $ 0 of Allowed Class B3 Claims against the Debtors as of the Effective Date after giving effect to the reorganization provisions of the Plan including payments to be made on the Effective Date.

         4.       Class B4 (Guarantee Claims).

         Each Holder (if any) of an Allowed Class B4 Claim shall be paid, if, as and when any such Claim is allowed by Final Order, in Cash in full by CMM or Reorganized CMM including Plan Interest thereon if, and only to the extent not fully treated with respect to such Holder's underlying Allowed Claim under the Plan treatment for Claims against CMI or Holdings, as the case may be.

         The Debtors expect that there will be $ 0 of Allowed Class B4 Claims against the Debtors as of the Effective Date.

         5.       Class B5 (CMM General Unsecured Claims).

         Each Holder of an Allowed Class B5 Claim will receive on the Effective Date payment in full in Cash of Allowed Class B5 Claims, with accrued and unpaid pre-petition and post-petition interest thereon calculated at the non-default contract rate of interest in such Holder's documents for those Holders of Allowed Class B5 Claims who have a contract, the invoice rate (capped at 9-1/8%) for those Holders of Allowed Class B5 Claims who have an invoice rate, and 6% for all other Holders of Allowed Class B5 Claims.

         The Debtors expect that there will be $ 0 of Allowed Class B5 Claims against the Debtors as of the Effective Date after giving effect to the reorganization provisions of the Plan including payments to be made on the Effective Date.

         6.       Class B6 (Intercompany Claims).

         Holders of Class B6 Claims will not receive any payment under the Plan on account of such Claims.

         7. Class B7 (CMI's Interests in CMM).

         The Holder will retain its Interest under the Plan.

TREATMENT OF CLAIMS AGAINST AND INTERESTS IN HOLDINGS

         1.       Class C1 (Citicorp Secured Claims).


         Each Holder (if any) of any remaining Allowed Class C1 Claim (if any) shall be included in and satisfied as part of the treatment of the Holder of the Allowed Class A1 Claim as set forth on Exhibit 4 to the Plan.


         The Debtors expect that there will be $ 0 of Allowed Class C1 Claims against the Debtors as of the Effective Date.

         2.       Class C2 (Other Secured Claims).

         Each Holder (if any) of an Allowed Class C2 Claim will receive on the Effective Date either (i) payment in full in Cash of the Allowed Class C2 Claim with interest on the principal balance of any such Allowed Claim calculated at the Plan Rate; (ii) if Holdings so elects, the collateral securing the Allowed Class C2 Claim (if any) in full satisfaction of such Claim; or (iii) such other treatment as may be agreed to by Holdings and the Holder(s) (if any) of Allowed Class C2 Claim(s).

issuance of non-voting equity securities and then such Articles of Incorporation and Bylaws shall be amended and filed with the Maryland Department of Assessments and Taxation on the Effective Date.

         SECOND AMENDED AND RESTATED OPTION PLAN FOR KEY EMPLOYEES. On or prior to the Effective Date, the Second Amended and Restated Stock Option Plan for Key Employees (the "Second Amended Employee Stock Option Plan"), substantially in the form of Exhibit G hereto and incorporated herein by reference, will be adopted by the Board of Directors to be effective on the Effective Date and, by voting to accept the Plan, all Holders of Class A21 Interests shall be deemed to have ratified and approved the Second Amended Employee Stock Option Plan. Additionally, upon entry of the Confirmation Order, the Second Amended Employee Stock Option Plan shall be deemed an exhibit to and part of the Plan and the Bankruptcy Court shall, consistent with Maryland and federal law, be deemed to have approved the Second Amended Employee Stock Option Plan (including the increase in the number of shares of common stock with respect to which options may be granted and an extension of time in which options may be granted, as provided for therein) on behalf of CMI's stockholders and in satisfaction of
Section 422 of the Internal Revenue Code. Following the Effective Date, the Board of Directors of Reorganized CMI may further amend or modify the Second Amended Employee Stock Option Plan in accordance with the terms thereof and any such further amendment or modification shall not require amendment of the Plan. The Second Amended Employee Stock Option Plan amends CMI's Amended and Restated Stock Option Plan for Key Employees to, among other matters, provide for an increase in the number of shares of CMI Common Stock with respect to which options may be granted from 2,068,031 (as adjusted from 2 million shares as a result of the junior preferred stock dividend paid to common stockholders in November 1999 and consistent with a Bankruptcy Court Order which limits the full adjustment to 2,198,831 shares, contemplated by the terms and provisions of the Second Amended Employee Stock Option Plan, until CMI emerges from Chapter 11) to 4,500,000; to extend the time in which options may be granted under the Plan from June 30, 2000 until June 30, 2002; and to effect changes consistent with current securities and tax laws. After the Effective Date it is expected that common stockholder approval of the material terms of the Second Amended Employee Stock Option Plan will be sought for purposes of becoming exempt from the deduction limits set forth in Section 162(m) of the Internal Revenue Code. See "GENERAL INFORMATION - Management" for a description of the Amended and Restated Stock Option Plan for Key Employees to be amended by the Second Amended Employee Stock Option Plan.

         CMI's Non-Employee Director Stock Option Plan in place prior to the Effective Date shall remain in place after the Effective Date and Reorganized CMI shall continue to honor such option plan.

E. RECAPITALIZATION FINANCING INCLUDING ISSUANCE OF NEW SECURITIES

         On the Effective Date, the Recapitalization Financing shall be funded and become effective and the CMBS Sale Portfolio, if not already sold, shall be sold as parts of effectuating consummation of the Plan. On the Effective Date, Reorganized CMI will issue the New Securities in accordance with the Plan. The Plan provides that the issuance of the New Securities, and all securities issuable upon conversion of the New Securities, is thereby authorized pursuant to Section 1145 of the Bankruptcy Code, without further action under applicable law. In addition, on the Effective Date, the Reorganized Debtors will implement and, to the extent applicable, receive the proceeds of the New Debt in accordance with the terms of the applicable documents with respect thereto. On the Effective Date all securities, instruments, corporate documents, and agreements entered into pursuant to or contemplated by the Plan, including, without limitation, the New Securities, any other security and any instrument, corporate document, or agreement entered into in connection with any of the transactions referenced in Section V or Section X.H of the Plan, shall become effective, binding and enforceable in accordance with their respective terms and conditions upon the parties thereon without further act or action under applicable law, regulation, order or rule, and shall be deemed to become effective simultaneously.

F.   SALE OF THE CMBS SALE PORTFOLIO


                  On or before the Effective Date, the commercial mortgage-backed securities and any other assets in the CMBS Sale Portfolio (including the CMO-IV Sale) shall be sold in accordance with the terms of the Plan and any Orders with respect thereto entered by the Bankruptcy Court. The proceeds thereof shall be used to pay Allowed Secured Claims in accordance with any Orders entered by the Bankruptcy Court with respect thereto and otherwise used as part of the funding of the Plan.

G.    AFFILIATE REORGANIZATION


         In order to secure certain financing contemplated under the Plan with the commercial mortgage backed securities representing the equity interests in CBO-1, and CBO-2(the "Equity Interests"), CMI anticipates that, as a part of the Plan, either (i) a reorganization of certain CMI affiliated entities will be effected resulting in REIT subsidiaries holding the Equity Interests or owning the stock in the qualified REIT subsidiaries holding the Equity Interests, or
(ii) the qualified REIT subsidiaries holding the Equity Interests or the trusts holding the underlying assets will elect REIT status (and other actions will be taken as necessary to effect such election), with the intent to secure such financing with a pledge of stock in the REITs, in lieu of a direct pledge of the Equity Interests, which is restricted under certain operative and constituent documents and could result in adverse tax consequences and a negative impact on collateral values. This affiliate reorganization is designed to address concerns of creditors who will provide financing under the Plan contemplated to be secured by the Equity Interests. In addition, certain other action may be taken as necessary to implement the foregoing. All of the actions taken in effecting this affiliate reorganization shall be consistent with the provisions of Exhibit 2 to the Plan governing the treatment of Class A9 and Class A10.


H.    POTENTIAL NEW EQUITY INVESTMENT AND RIGHTS OFFERING

         Although not required to fund the Plan, the Debtors, in consultation with the CMI Equity Committee, may seek new equity capital from one or more investors to partially fund the Reorganized Debtors and the Plan as Recapitalization Financing. In such event, the Plan will be amended to appropriately reflect such new equity capital transaction, in a manner consistent with Exhibits 1 and 2 to the Plan. If new equity capital is sought, it is likely to take the form of a private issuance of preferred stock with such relative rights and preferences as may be agreed to consistent with the terms of the Plan.

         In the event new equity capital is sought from an investor, it is also anticipated that an offering of rights to purchase common stock or a new series of preferred stock, with rights and preferences similar to the preferred stock likely to be issued to the new equity capital investor but with limited voting rights, would be made to Holders of CMI Common Stock. Such rights offering would be developed in consultation with the CMI Equity Committee. Such rights offering would commence on the Effective Date and would be for a percentage of the aggregate face value of the securities issued to the new equity capital investor. All or a portion of the proceeds of the rights offering may be used to redeem at face value the securities issued to the new equity investor.

         Even if CMI does not seek new equity from an investor, an offering of rights to purchase CMI Common Stock may be made to Holders of CMI Common Stock in connection with the Plan. Such rights offering would be developed in consultation with the CMI Equity Committee.

         In the event new equity capital is sought from an investor and a rights offering is made to Holders of CMI Common Stock or a rights offering is made to Holders of CMI Common Stock independent of any new equity investment by an investor, the CMI Common Stock will be exchanged for new CMI Common Stock (on a one share per one share basis) and rights (one right per share) structured to ensure that the value of the CMI Common Stock exchanged exceeds the value of the fresh capital raised in the rights offering, thereby making the exchange principally in exchange for an interest and only partly for cash and rendering applicable the limited transactional exemption from securities law registration afforded by Section 1145 of the Bankruptcy Code. If CMI determines to proceed with a rights offering, it has committed to discuss the applicability of the exemption afforded by Section 1145 of the Bankruptcy Code with the SEC. If a rights offering is made and an exchange of CMI Common Stock, consistent with the foregoing, is effected, then CMI's existing Series B Preferred Stock, Old Series D Preferred Stock, Series E Preferred Stock and Stock Options would be exchanged for new Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Stock Options, as applicable.

APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

                  In reliance upon the exemption provided by Section 1145(a)(1) of the Bankruptcy Code, the Debtors have not filed a registration statement under the Securities Act or any state securities laws with respect to the New Securities that will be offered pursuant to the Plan or any other securities issuable upon conversion of the New Securities. Pursuant to the requirements of the Trust Indenture Act of 1939 (the "TIA"), applications for

SUBSTANTIAL INDEBTEDNESS; LEVERAGE



         The Company is now highly leveraged and will continue to be highly leveraged after giving effect to the reorganization. At December 31, 1999, the Company had total consolidated indebtedness of $2.0 billion (of which $926 million was recourse debt to the Company (i.e., not match-funded)) and stockholders' equity of $219 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- General" and the Consolidated Financial Statements of the Company and the accompanying notes thereto appearing elsewhere in this Disclosure Statement. After giving effect to the reorganization, the Company's estimated pro forma aggregate indebtedness at September 30, 2000 would total approximately $1.1 billion (of which approximately $425 million would be recourse debt to the Company (i.e., not match-funded) and stockholders' equity would be approximately $236 million.
See "BUSINESS PLAN" and "Exhibit B-Unaudited Pro Forma Consolidated Financial Statements and Projected Financial Information."



         The Company's management believes that, based on its projections (which are based upon a number of assumptions), the Company will have sufficient cash resources to pay interest and scheduled principal on its outstanding indebtedness, after giving effect to the reorganization. See "Exhibit B-Unaudited Pro Forma Consolidated Financial Statements and Projected Financial Information." However, even if the reorganization is completed, the Company's ability to meet its debt service obligations will depend on a number of factors, including management's ability to maintain cash flow and to generate capital internally from operating and investing activities and expected reductions in REIT distribution requirements to shareholders due to expected net operating losses for tax purposes, in each case consistent with the terms agreed to with Merrill and GACC and the Unsecured Creditors' Committee as set forth in the Plan. There can be no assurance that targeted levels of cash flow will actually be achieved, that reductions in REIT distribution requirements will be realized, or that, if required, new capital will be available to the Company. The Company's ability to maintain or increase cash flow and access new capital with, respect to the resumption of Subordinated CMBS acquisitions and commercial mortgage loan originations and securitizations, will depend upon, among other things, interest rates, prevailing economic conditions and other factors, many of which are beyond the control of the Company.

         The Company's high level of debt limits its ability to obtain additional capital, reduces income available for distributions, restricts the Company's ability to react quickly to changes in its business and makes the Company more vulnerable to economic downturns. In addition, the agreements governing the Reorganized Debtors' debt may impose significant operating and financial restrictions on the Company. See "PLAN OF REORGANIZATION."

RISKS RELATING TO NECESSARY RECAPITALIZATION FINANCING

         Consummation of the Plan is conditioned upon, among other matters, the Company obtaining New Debt and completing the CMBS Sale. See "PLAN OF REORGANIZATION." Although the Company has sold certain CMBS in connection with the CMBS Sale, is engaged in negotiating additional commitments for the CMBS Sale, and has agreed to terms with respect to substantially all of the New Debt, there can be no assurance that the Company will complete the CMBS Sale or obtain and satisfy all terms and conditions of the New Debt. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and
Note 5 to the Notes to Consolidated Financial Statements for a discussion of certain CMBS sold in February and April, 2000 constituting a portion of the CMBS Sale.

RISKS RELATING TO THE PROJECTIONS

The management of the Company has prepared the projected financial information contained in this Disclosure Statement relating to the Company (the "Projections") in connection with the development of the Plan and in order to present the anticipated effects of the Plan and the transactions contemplated thereby. The Projections assume, among other matters, that the Plan and the transactions contemplated thereby will be implemented in accordance with their terms and represent management's best estimate of the results of the Company's operations following the Effective Date. The assumptions and estimates underlying such Projections are forward-looking and, as such, are inherently uncertain and, although considered reasonable by management as of the date hereof, are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those projected, including, among others, (1) the uncertain ability of the Company to generate sufficient funds internally to meet its working capital and debt service requirements; (2) interest rate and financial

                             CERTIFICATE OF SERVICE

                  I HEREBY CERTIFY that on this 21ST day of July, 2000, copies of the Praecipe Filing Further Substituted Pages to the Debtors' Second Amended Joint Disclosure Statement were sent via first-class mail, postage prepaid (except as otherwise indicated), to the persons on the attached service list.

                                                        /s/
                                                 -------------------------------
                                                 Richard L. Wasserman


                                      -3-